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                                                                   Exhibit 23

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of Texas Instruments Incorporated and subsidiaries of our report dated January 28, 1994, included in the 1993 Annual Report to Stockholders of Texas Instruments Incorporated.

Our audits also included the financial statement schedules of Texas Instruments Incorporated listed in Item 14(a). These schedules are the responsibility of the Registrant's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our report dated January 28, 1994 with respect to the consolidated financial statements and consolidated schedules of Texas Instruments Incorporated, included in or incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1993: Registration Statement No. 33-61154 on Form S-8, Registration Statement No. 33-21407 on Form S-8, Registration Statement No. 33-42172 on Form S-8, Registration Statement No. 33-18509 on Form S-3, and Registration Statement No. 33-48840 on Form S-3.


                                                           ERNST & YOUNG

Dallas, Texas
March 18, 1994